UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ROFIN-SINAR TECHNOLOGIES INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

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- PRESS RELEASE -

Investor Contacts:		Media Contacts:
Katharina Manok	Bill Fiske / Rajeev Kumar	Mike Pascale / Neil Maitland
ROFIN-SINAR	Georgeson	Abernathy MacGregor
011-49-40-733-63-4256	201-222-4250 / 201-222-4226	212-371-5999
- or –	BFiske@georgeson.com	mmp@abmac.com
734-416-0206	RKumar@georgeson.com	nam@abmac.com

ROFIN-SINAR CONTINUES TO URGE STOCKHOLDERS TO VOTE THE WHITE PROXY CARD FOR THE COMPANY’S HIGHLY QUALIFIED AND EXPERIENCED NOMINEES

One Leading Proxy Advisory Firm Recommends Voting For Full Slate of ROFIN's Nominees; Other Two Leading Proxy Advisory Firms Recommend Withholding Votes For Two SilverArrow Nominees

Stockholders Wishing to Vote for Two of ROFIN’s Nominees as Well as One of SilverArrow’s Nominees Can Split Their Vote

Plymouth, MI / Hamburg, Germany, March 11, 2016 – ROFIN-SINAR Technologies Inc. (NASDAQ: RSTI) (“ROFIN” or “the Company”), one of the world's leading developers and manufacturers of high-performance laser beam sources and laser-based solutions and components, today sent a letter to ROFIN stockholders urging them to protect their investment in ROFIN by voting the WHITE proxy card FOR the re-election of ROFIN’S highly qualified nominees: Carl F. Baasel, Daniel J. Smoke and Gary K. Willis. The full text of the letter follows:

Dear Fellow ROFIN Stockholders,

The ROFIN-SINAR stockholder meeting takes place in less than one week. We urge you to vote FOR the re-election of Carl F. Baasel, Daniel J. Smoke and Gary K. Willis on the enclosed WHITE proxy card TODAY to protect your investment in ROFIN. These three highly qualified director nominees will ensure that ROFIN continues to have a Board with the right combination of experience, backgrounds and qualifications to effectively guide management in executing our strategic plan to increase value for ALL ROFIN stockholders.

ONE PROXY ADVISORY FIRM RECOMMENDS VOTING FOR FULL SLATE OF ROFIN'S NOMINEES; OTHER TWO LEADING PROXY ADVISORY FIRMS RECOMMEND WITHHOLDING VOTES FOR THOMAS LIMBERGER AND JORDAN KOVLER

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Egan-Jones Proxy Services (“Egan-Jones”) recommends voting the WHITE proxy card FOR the re-election of all three of ROFIN’s three highly qualified and experienced director nominees. Both Institutional Shareholder Services (“ISS”) and Glass Lewis & Co., LLC (“Glass Lewis”) recommend that stockholders withhold votes from Thomas Limberger and Jordan Kovler, two of SilverArrow Capital Advisors LLP’s (“SilverArrow”) nominees, and vote for only one of Silver Arrow’s nominees, Gebhard Rainer.

YOU CAN SPLIT YOUR VOTE SHOULD YOU WISH TO DO SO

The Glass Lewis and ISS recommendations to vote for only one of SilverArrow’s nominees, Mr. Rainer, is consistent with our open offer to expand the Company’s Board and immediately appoint Mr. Rainer as a director until the 2017 Annual Meeting. Our offer, if accepted by SilverArrow, would provide it with Board representation in reasonable proportion to its equity ownership stake in ROFIN and end this distracting and costly proxy fight. We encourage ROFIN’s stockholders to send a message to SilverArrow, through your voting for the Company’s nominees, that it is time to accept the Company’s reasonable settlement proposal.

***IMPORTANT VOTING INFORMATION***

Although we urge you to vote “FOR” all of ROFIN’s three highly qualified and experienced nominees, should you wish to vote for two of ROFIN’s nominees as well as one of SilverArrow’s nominees, you can effectively split your vote. Should you wish to do so, please contact your custodian bank(s) who can provide you with the proper instructions. Or, you can contact Georgeson, our proxy solicitor, for assistance:

Banks, Brokers and Stockholders Call Toll-Free (800) 509-0976

International Stockholders Please Call: (781) 575-2137

Or Contact via E-mail at: Rofin@georgeson.com

In its report recommending stockholders vote on the WHITE proxy card FOR all three of ROFIN’s nominees, Egan-Jones made the following comment about ROFIN’s Board:

“The current board’s advanced technical knowledge of the laser industry has enabled them to execute a difficult multiyear plan for moving from an old to new technology in a cost effective way that will allow the company to thrive in the future.”

Egan-Jones

In contrast, here is what the proxy advisory firms had to say about SilverArrow’s nominees and plans:

“[T]he dissident shareholders have not offered a comprehensive strategic plan compared to what

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current management is executing…”

Egan-Jones

“We are hesitant to support more than one of the Dissident Nominees at this time, particularly considering the lack of a cogent plan and the lack of any new actionable strategies put forth by the Dissident, as well as the lack of industry-specific expertise by the Dissident Nominees.”

Glass Lewis

“We note that most of the Dissident’s proposed operational initiatives had already been previously disclosed by the Company, which suggests to us that the Dissident is mostly recycling the Company’s own stated plans here.”

Glass Lewis

“Limberger's formative executive experience appears to have been in sales and business development, before he held divisional and corporate CEO roles; Rainer's formative background in finance and operations appears a better match to the issues the dissidents have identified as the case for change.”

ISS

PROTECT YOUR INVESTMENT AND VOTE THE WHITE PROXY CARD TODAY

ROFIN is at a pivotal moment in our history. Over the last several years we have made significant investments in newer laser technologies, such as high-power fiber lasers, and we are now beginning to see the financial benefits of these investments, both in terms of strengthening growth and improving profitability. ROFIN’s current Board is committed to continuing on this path towards enhanced long-term value creation for ALL stockholders.

We urge you to disregard any material sent to you by SilverArrow. Protect your investment and vote the WHITE proxy card today FOR the re-election of Carl F. Baasel, Daniel J. Smoke and Gary K. Willis, ROFIN’s highly qualified director nominees.

Although we urge you to vote “FOR” all of ROFIN’s three highly qualified and experienced nominees, should you wish to vote for two of ROFIN’s nominees as well as one of SilverArrow’s nominees, stockholders are advised to contact their custodian bank(s) who can provide instructions for voting in this manner. Stockholders that want assistance in voting are also encouraged to contact Georgeson, ROFIN’s proxy solicitor, at the telephone numbers listed above and below or by email at ROFIN@georgeson.com.

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If you have any questions or require assistance in voting your proxy card,

please contact our proxy solicitor

Banks, Brokers and Stockholders

Call Toll-Free (800) 509-0976

International Stockholders Please Call: (781) 575-2137

Or Contact via E-mail at:

Rofin@georgeson.com

Sincerely,

Dr. Peter Wirth

Chairman of the Board of

Directors

Ralph E. Reins

Lead Independent Director

Dr. Stephen Fantone

Chairman of the Nominating

Committee

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Important Additional Information

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting of Stockholders. The Company has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from the Company’s stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with the SEC in connection with the Company’s 2016 Annual Meeting of Stockholders. Information regarding the direct and indirect beneficial ownership of the Company’s directors and executive officers in the Company’s securities is included in their SEC filings on Forms 3, 4 and 5, and additional information can also be found in the Company’s Annual Report on Form 10-K, as amended, for the year ended September 30, 2015, and our other filings with the SEC. Stockholders can obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.rofin.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “future,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “strategy,” “likely,” “may,” “should” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future plans, events or performance, including guidance relating to revenues and earnings per share; expected operating results, such as revenue growth and earnings; expected seasonal impact; current or future volatility in the exchange rates and future economic conditions; anticipated levels of capital expenditures, including for corporate actions such as share buybacks; expectations of our long-term financial prospects, margin and cash flow expansion; and our strategy for growth, product portfolio development, market position, financial results and reserves.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-

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looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: downturns in the machine tool, automotive, semiconductor, electronics, photovoltaic, and medical device industries which may have, in the future, a material adverse effect on our sales and profitability; the ability of our OEM customers to incorporate our laser products into their systems; the impact of exchange rate fluctuations, which may be significant because a substantial portion of our operations is located in non-US countries; the level of competition and our ability of to compete in the markets for our products; our ability to develop new and enhanced products to meet market demand or to adequately utilize our existing technology; third party infringement of our proprietary technology or third party claims against us for the infringement or misappropriation of proprietary rights; the scope of patent protection that we are able to obtain or maintain; competing technologies that are similar to or that serve the same uses as our technology; our ability to efficiently manage the risks associated with our international operations; risks associated with recent changes in our senior management personnel; any adverse impact to us resulting from the announcement or implementation of any one or more of our cost reduction programs; the worldwide economic environment, including specifically but not limited to in Asia; the distraction to management and costs resulting from the proxy contest with SilverArrow; any changes in our board as a result of a proxy contest; and such other factors as discussed throughout Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K, as amended, for the year ended September 30, 2015. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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